SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       HEALTHCORE MEDICAL SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                 43-1771999
(State of incorporation or organization)    (I.R.S. employee identification no.)


11904 Blue Ridge Boulevard, Grandview, Missouri            64030
(Address of principal executive offices)                 (zip code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction 1.(c)(1), please check the following box [ ].

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instructions A.(c)(2), please check the following box [ ].

     Securities to be registered pursuant to Section 12(b) of the Act: None

        Securities to be registered pursuant to Section 12(g) of the Act:

                      Class A Common Stock, $.01 par value
                                Class A Warrants
                                (Title of class)

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          INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

          The information called for by this Item 1 is incorporated herein by reference from the Registrant's Registration Statement on Form SB-2 File No. 333-28233 originally filed with the Securities and Exchange Commission on June 2, 1997.

Item 2.   Exhibits

          1. Specimen of certificate evidencing Registrant's Class A Common Stock, par value $.01.

          2.   Specimen Class A Warrant Certificate.

          3. (a) Amended and Restated Certificate of Incorporation of the Registrant.*

               (b) By-Laws of the Registrant.*

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*    Filed as an exhibit to the Registrant's Registration Statement on Form SB-2
     (File No. 333-28233) originally filed with the Commission on June 2, 1997.


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

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:    August 5, 1997                 HEALTHCORE MEDICAL SOLUTIONS, INC.


                                        By: /s/ Neal J. Polan
                                           -----------------------------
                                            Neal J. Polan
                                            Chairman of the Board and
                                            Chief Executive Officer


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